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                                                                     EXHIBIT 4.4
                                                                  EXECUTION COPY


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                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST



                         RECEIVABLES PURCHASE AGREEMENT



                                     between




                         AMERICAN EXPRESS CENTURION BANK



                                       and



           AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC



                           Dated as of April 16, 2004


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         RECEIVABLES PURCHASE AGREEMENT, dated as of April 16, 2004, by and between AMERICAN EXPRESS CENTURION BANK, a Utah industrial loan company (together with its permitted successors and assigns, "Centurion"), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company (together with its permitted successors and assigns, "RFC III").

                              W I T N E S S E T H:

         WHEREAS, RFC III desires to purchase, from time to time, certain Receivables (hereinafter defined) existing or arising in designated credit or charge accounts of Centurion;

         WHEREAS, Centurion desires to sell and assign, from time to time, certain Receivables to RFC III upon the terms and conditions hereinafter set forth;

         WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by RFC III to the Trustee under the terms of the Pooling and Servicing Agreement and that the Trust created under the Pooling and Servicing Agreement will issue beneficial interests in the Trust (each capitalized term as hereinafter defined); and

         WHEREAS, Centurion agrees that all representations, warranties, covenants and agreements made by Centurion herein with respect to the Accounts and the Receivables shall also be for the benefit of the Trust, the Trustee and the Certificateholders (each capitalized term as hereinafter defined).

         NOW, THEREFORE, it is hereby agreed by and between Centurion and RFC III as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used herein or in any certificate, or document made or delivered pursuant hereto, and not defined herein or therein, shall have the following meanings:

         "Account" shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each Transferred Account. The term "Account" shall not include Deleted Accounts and any Account all of the Receivables in which are reassigned to Centurion pursuant to Section 6.01 or Section 6.02.

         "Account Agreement" shall mean, with respect to an Account, the agreement between Centurion and the Obligor governing the terms and conditions of such Account, as such agreement may be amended, modified or otherwise changed from time to time.

         "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number, and setting forth, with respect to each Account other than the Initial Accounts, the aggregate amount outstanding in such Account (a) on the Distribution Date immediately succeeding the related Monthly Period (for any Account Schedule relating to New Accounts) and (b) on the Addition Cut-Off Date (for any Account Schedule relating to Aggregate Addition Accounts).
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         "Addition Cut-Off Date" shall mean (a) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated, and (b) with respect to Aggregate Addition Accounts, the date specified as such in the notice delivered with respect thereto.

         "Addition Date" shall mean (a) with respect to New Accounts, the first Distribution Date following the calendar month in which falls the later of the dates on which such New Accounts are originated or designated, and (b) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are included as Accounts pursuant to Subsection 2.02(a)(i).

         "Addition Selection Date" shall mean, for each Aggregate Addition Account, the date specified as such in the notice delivered with respect thereto pursuant to Subsection 2.02(a).

         "Additional Account" shall mean each New Account and each Aggregate Addition Account.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Aggregate Addition Account" means each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)), established pursuant to an Account Agreement between Centurion and any Person, which account or line of credit is designated pursuant to Subsection 2.02(a) to be included as an Account and is identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

         "Agreement" shall mean this Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.

         "Average Rate" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, or any other State in which the principal executive offices of Centurion are located, are authorized or obligated by law, executive order or governmental decree to be closed.

         "Cash Advance Fees" shall mean cash advance transaction fees and cash advance late fees, if any, as specified in any Account Agreement applicable to an Account.

         "Centurion" shall have the meaning specified in the initial paragraph of this Agreement.

         "Certificateholder" shall have the meaning specified in the Pooling and Servicing Agreement.

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         "Closing Date" shall mean the close of business on April 16, 2004.

         "Collection Account" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Collections" shall mean all payments (including Recoveries and Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

         "Conveyance" shall have the meaning specified in Subsection 2.01(a).

         "Credit Guidelines" shall mean the policies and procedures of Centurion, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit or charge business, as the case may be, which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of credit or charge privileges to customers, and (b) relating to the maintenance of accounts and collection of related receivables.

         "Date of Processing" shall mean, with respect to any transaction or receipt of Collections, the Business Day after such transaction is first output, in written form under the Servicer's customary and usual practices, from the Servicer's computer file of Accounts and accounts comparable to the Accounts (without regard to the effective date of recordation).

         "Debtor Relief Laws" shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

         "Defaulted Receivable" shall mean a Principal Receivable which is charged off as uncollectible in accordance with the Credit Guidelines and the Servicer's customary and usual servicing procedures for servicing accounts comparable to the Accounts. A Principal Receivable shall become a Defaulted Receivable on the Date of Processing on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of Accounts.

         "Deleted Account" shall mean any Removed Account as to which there are no Receivables arising therein owned by RFC III.

         "Determination Date" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Distribution Date" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Eligible Account" shall mean a credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)), owned by Centurion which (i) in the case of the Initial Accounts, as of the selection date related to its date of designation as an "Account" under the Original Pooling Agreement or (ii) in the case of the Additional Accounts, as of the applicable Addition Selection Date, in each case, meets the following requirements:

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         (a) is a credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator that it has been sold as described in Subsection 2.01(c)) in existence and maintained by Centurion;

         (b) is payable in United States dollars;

         (c) has an Obligor who is not identified by Centurion in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

         (d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or Canada or a United States military address; provided, however, that, with the consent of RFC III, as of any date of determination, up to 3% of the Accounts (calculated by number of Accounts) may have Obligors who have provided, as their billing addresses, addresses located outside of such jurisdictions;

         (e) if such account is a credit card or charge card account, has not been identified as an account with respect to which a related card has been lost or stolen;

         (f) has not been sold or pledged to any other party;

         (g) does not have any receivables that have been sold or pledged by Centurion to any other party (except pursuant to the Original Pooling Agreement); and

         (h) does not have any receivables that are Defaulted Receivables or that have been identified by Centurion as having been incurred as a result of the fraudulent use of a related credit or charge card.

Notwithstanding the above requirements, Eligible Accounts may include accounts
(I) the receivables of which have been written off or (II) with respect to which Centurion has confirmed the related Obligor is bankrupt, in each case as of the selection date related to its date of designation as an "Account" under the Original Pooling Agreement with respect to Initial Accounts and as of the related Addition Selection Date with respect to Additional Accounts; provided, however, that (1) the balance of all receivables included in such accounts is reflected on the books and records of Centurion (and is treated for purposes of this Agreement) as "zero," (b) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Credit Guidelines applicable thereto and will not be reinstated, and (c) any recoveries, insurance proceeds or other amounts realized on such accounts are retained by Centurion.

         "Eligible Receivable" shall mean each Receivable:

         (a) which has arisen in an Eligible Account;

         (b) which was created in compliance in all material respects with all Requirements of Law applicable to Centurion and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to Centurion, in either case, the failure to comply with which would have a material adverse effect on RFC III;

         (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by Centurion of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

         (d) as to which, at the time of the sale of such Receivable to RFC III, Centurion has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of Centurion if such taxes are not then due and payable or if Centurion is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

         (e) which has been the subject of a valid sale and assignment from Centurion to RFC III of all Centurion's right, title and interest therein (including any proceeds thereof);

         (f) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

         (g) which, at the time of the sale of such Receivable to RFC III, has not been waived or modified except as permitted in accordance with the Credit Guidelines and which waiver or modification is reflected in Centurion's computer file of accounts;

         (h) which, at the time of the sale of such Receivable to RFC III, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable Debtor Relief Laws;

         (i) as to which, at the time of the sale of such Receivable to RFC III, Centurion has satisfied all its obligations required to be satisfied by such time;

         (j) as to which, at the time of the sale of such Receivable to RFC III, Centurion has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of RFC III therein; and

         (k) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in any state where the filing of a financing statement is then required to perfect RFC III's interest in such Receivable and the proceeds thereof.

         "Finance Charge Receivables" shall mean Receivables created in respect of Periodic Rate Finance Charges, Cash Advance Fees, annual membership fees and annual service charges, Late Fees, Overlimit Fees, and all other incidental and miscellaneous fees and charges.

         "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Initial Account" shall mean each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)) established pursuant to an Account Agreement between Centurion and any Person, which account or line of credit is identified in the Account Schedule delivered to RFC III by Centurion on the Closing Date.

         "Initial Cut-Off Date" shall mean the close of business on April 16, 2004.

         "Insolvency Event" shall have the meaning specified in Section 8.02.

         "Insurance Proceeds" shall mean any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability insurance policies or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

         "Issuer Rate Fees" shall mean all issuer rate fees payable to Centurion in connection with cardholder charges for goods or services with respect to the Receivables, the amount of which shall be calculated as provided in Subsection 5.01(f).

         "Late Fees" shall have the meaning specified in the Account Agreement applicable to each Account for late fees or similar terms.

         "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the lien created in favor of the Trustee under the Original Pooling Agreement shall not be deemed to constitute a Lien.

         "Monthly Period" shall mean the period (a) from and including the second day following the last day of the seventh billing cycle applicable to the Accounts ending during a calendar month and (b) to and including the day following the last day of the seventh billing cycle applicable to the Accounts ending in the following calendar month.

         "New Account" shall mean each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)) established pursuant to an Account Agreement between Centurion and any Person, which account or line of credit is designated pursuant to Subsection 2.02(b) to be included as an Account and is identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

         "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof but excluding any merchant.

         "Officer's Certificate" shall mean a certificate delivered to RFC III signed by any Vice President or more senior officer of Centurion.

         "Original Pooling Agreement" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Overlimit Fees" shall have the meaning specified in the Account Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

         "Pay-Out Event" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Periodic Rate Finance Charges" shall have the meaning specified in the Account Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

         "Person" shall mean any person or entity, including any individual, corporation, limited liability company, partnership, limited liability partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature.

         "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of April 16, 2004, among American Express Receivables Financing Corporation II, RFC III and American Express Receivables Financing Corporation IV LLC, as Transferors, American Express Travel Related Services Company, Inc., as Servicer, and The Bank of New York, as Trustee, as amended and supplemented from time to time.

         "Portfolio Yield" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

         "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

         "Purchase Price" shall have the meaning specified in Subsection
3.01(a).

         "Purchase Price Adjustment" shall have the meaning specified in Section 3.02.

         "Purchase Price Payment Date" shall have the meaning specified in Subsection 3.01(a).

         "Purchased Assets" shall have the meaning specified in Subsection 2.01(a).

         "Rating Agency" shall mean the nationally-recognized statistical rating agency or agencies, if any, selected by RFC III and the other Transferors to rate any securities issued by the Trust.

         "Receivables" shall mean all amounts shown on Centurion's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

         "Recoveries" shall mean all amounts received with respect to Receivables which have previously been charged-off.

         "Reinvestment Event" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Related Account" shall mean an Account with respect to which a new account number has been issued by Centurion (a)(i) resulting from a lost or stolen credit or charge card relating to such Account (if such Account is a credit or charge card account) or (ii) under circumstances not requiring the standard application and credit evaluation procedures under the Credit Guidelines applicable to such Account, and (b) that can be traced or identified by reference to or by way of the Account Schedule and the computer or other records of Centurion.

         "Removed Account" shall mean any Account as to which Centurion has received notice from the Servicer that such Account is a "Removed Account" as defined in the Pooling and Servicing Agreement.

         "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

         "RFC III" shall have the meaning specified in the initial paragraph of this Agreement.

         "Servicer" shall mean the entity acting as Servicer under the Pooling and Servicing Agreement.

         "Stop Date" shall have the meaning specified in Subsection 2.03(a).

         "Supplemental Conveyance" shall have the meaning specified in Subsection 2.02(b)(v).

         "Transfer Date" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Transfer Restriction Event" shall mean that Centurion is unable for any reason to transfer Receivables to RFC III in accordance with the provisions of this Agreement, including by reason of the application of the provisions in
Section 8.02 or any order of any Governmental Authority.

         "Transferors" shall mean the entities acting as Transferors under the Pooling and Servicing Agreement.

         "Transferred Account" shall mean each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains an indicator as described in Subsection 2.01(c)) into which an Account shall be transferred provided that (a) such transfer was made in accordance with the Credit Guidelines and (b) such account or line of credit can be traced or identified by reference to or by way of the Account Schedule and the computer or other records of Centurion.

         "Trust" shall mean the American Express Credit Account Master Trust, heretofore created and continued by the Pooling and Servicing Agreement.

         "Trustee" shall mean the Trustee under the Pooling and Servicing Agreement.

         "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

         Section 1.02. Other Definitional Provisions.

                  The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                               [END OF ARTICLE I]

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

         Section 2.01. Purchase.

         (a) In consideration of the payment of the Purchase Price as provided herein, Centurion does hereby sell, transfer, assign, set over and otherwise convey to RFC III (collectively, the "Conveyance"), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts and Transferred Accounts with respect to such Initial Accounts), and at the close of business on the related Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts and Transferred Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in such Accounts, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof (collectively, the "Purchased Assets"). The Receivables existing in the Initial Accounts at the close of business on the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be sold by Centurion and purchased by RFC III on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts and the related Purchased Assets shall be sold by Centurion and purchased by RFC III on the date such Receivables arise. The Receivables existing in Additional Accounts at the close of business on the related Addition Cut-Off Date and thereafter arising in such Additional Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by Centurion and purchased by RFC III on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts and the related Purchased Assets shall be sold by Centurion and purchased by RFC III on the date such Receivables arise.

         (b) Centurion shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from Centurion to RFC III, (ii) cause such financing statements and amendments to name Centurion, as seller, and RFC III, as purchaser, of the Purchased Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to RFC III as soon as is practicable after filing.

         (c) Centurion shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to RFC III in accordance with this Agreement and have been conveyed by RFC III to the Trustee pursuant to the Pooling and Servicing Agreement, and (ii) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, deliver to RFC III an Account Schedule (provided, however, that such Account Schedule shall be provided in respect of New Accounts on the Distribution Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur) containing a true and complete list of all such Accounts. Centurion shall not alter the indication referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or Centurion has taken such action as is necessary or advisable to cause the interest of RFC III in the Purchased Assets to continue to be perfected and of first priority. The Account Schedules, as supplemented and amended, collectively shall be marked as Schedule 1 to this Agreement, shall be incorporated into and made a part of this Agreement and shall be updated by Centurion on each Addition Date (or with respect to New Accounts, on the Distribution Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur), but not later than on a semi-annual basis to include any new Related Accounts and Transferred Accounts.

         (d) The parties hereto intend that the conveyance of Centurion's right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from Centurion to RFC III. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that Centurion shall be deemed to have granted, and Centurion does hereby grant, to RFC III a first priority perfected security interest in all of Centurion's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of Centurion hereunder.

         (e) To the extent that Centurion retains any interest in the Purchased Assets, Centurion hereby grants to the Trustee a security interest in all of Centurion's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of Centurion hereunder and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

         (f) Centurion hereby acknowledges and agrees to perform its obligations under Section 2.01 of the Pooling and Servicing Agreement.

         Section 2.02. Addition of Accounts.

         (a) If (i) RFC III is required, pursuant to Section 2.09(a) of the Pooling and Servicing Agreement, to designate additional accounts to the Trust, or (ii) RFC III elects, pursuant to Section 2.09(b) of the Pooling and Servicing Agreement, to designate additional accounts to the Trust, then in either case RFC III, at its option, may give written notice thereof to Centurion; provided, however, that such notice shall be provided on or before the eighth (8th) Business Day immediately preceding the related addition date. Upon receipt of such notice and on or prior to such addition date, Centurion shall designate sufficient Eligible Accounts as Aggregate Addition Accounts and shall sell to RFC III the Purchased Assets related to such Aggregate Addition Accounts. In addition, at its option and with the consent of RFC III, Centurion may designate Eligible Accounts as Aggregate Addition Accounts and sell to RFC III the Purchased Assets related to such Aggregate Addition Accounts.

         (b) At its option and with the consent of RFC III, Centurion may designate Eligible Accounts as New Accounts and sell to RFC III the Purchased Assets related to such New Accounts. Centurion or RFC III, each at its option and by written notice to the other party at least ten (10) days in advance, may elect at any time to terminate the inclusion of new accounts which would otherwise be New Accounts as of any Business Day, to suspend any such inclusion as of any Business Day, or to resume any such inclusion as of any Business Day.

         (c) On the Addition Date with respect to any designation of Additional Accounts, such Additional Accounts shall become Accounts, and RFC III shall purchase Centurion's right, title and interest in, to and under the Receivables in such Additional Accounts and the related Purchased Assets as provided in
Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

            (i) as of the Addition Selection Date, such Additional Accounts shall be Eligible Accounts;

            (ii) Centurion shall have delivered to RFC III copies of UCC financing statements covering such Additional Accounts, if necessary to perfect RFC III's interest in the Receivables arising therein and the related Purchased Assets;

            (iii) Centurion shall have delivered to RFC III all Collections with respect to such Additional Accounts since the Addition Cut-Off Date;

            (iv) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to Centurion shall have occurred nor shall the sale of the Receivables arising in the Additional Accounts and the related Purchased Assets to RFC III have been made in contemplation of the occurrence thereof;

            (v) in the case of Aggregate Addition Accounts, such addition will not have a material adverse effect on RFC III;

            (vi) Centurion shall have delivered to RFC III an Officer's Certificate of Centurion, dated the Addition Date, confirming, to the extent applicable and in Centurion's reasonable belief, the items set forth in clauses (i) through (v) above;

            (vii) in the case of New Accounts, such addition will not cause a Pay-Out Event or a Reinvestment Event under the Pooling and Servicing Agreement;

            (viii) Centurion shall have indicated in its computer files that Receivables created in connection with such Additional Accounts and the related Purchased Assets have been sold to RFC III and, in the case of Aggregate Addition Accounts, shall have delivered to RFC III the Account Schedule with respect to such Aggregate Addition Accounts; and

            (ix) Centurion and RFC III shall have entered into a duly executed, written assignment, substantially in the form of Exhibit A (the "Supplemental Conveyance").

         Section 2.03. Removal and Deletion of Accounts.

         (a) If an Account becomes a Removed Account, then Centurion shall stop selling to RFC III Principal Receivables arising in such Removed Account effective on the Business Day (the "Stop Date") after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to RFC III of additional Principal Receivables arising in such Removed Account, Principal Receivables sold to RFC III prior to the Stop Date, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Finance Charge Receivables, and Issuer Rate Fees allocable to the foregoing shall continue to be property of RFC III available for transfer by RFC III to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to Centurion whether collections relate to a Receivable that was sold to RFC III or to a receivable that Centurion did not sell to RFC III, Centurion shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

         (b) On and after the Stop Date for a Removed Account, Centurion may mark its books and records to indicate that such Account is a Removed Account, but Centurion shall not (i) alter the indication referenced in clause (i) of Subsection 2.01(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or Centurion has taken such action as is necessary or advisable to cause the interest of RFC III in the Purchased Assets to continue to be perfected and of first priority, or (ii) delete such Removed Account from Schedule 1 hereto or any Account Schedule.

         (c) Once a Removed Account becomes a Deleted Account, Centurion shall promptly delete such Deleted Account from Schedule 1 hereto and shall indicate in its computer files that such Deleted Account is no longer an Account.

                               [END OF ARTICLE II]

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

         Section 3.01. Purchase Price.

         (a) The "Purchase Price" for the Receivables in the Initial Accounts existing at the close of business on the Initial Cut-Off Date, and the related Purchased Assets, that are conveyed to RFC III under this Agreement shall be payable on April 19, 2004, in an amount equal to the fair market value of such Receivables and the related Purchased Assets as mutually agreed upon by Centurion and RFC III. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to RFC III under this Agreement which come into existence after the Initial Cut-Off Date (i) shall be payable on a date (the "Purchase Price Payment Date") mutually agreed to by Centurion and RFC III, but no later than the 15th calendar day (or, if such day is not a Business Day, the next following Business
Day) following the calendar month in which such Receivables and the related Purchased Assets are conveyed by Centurion to RFC III and (ii) shall be an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed, adjusted to reflect such factors, if any, as Centurion and RFC III mutually agree will result in a Purchase Price determined to be the fair market value of such Principal Receivables and the related Purchased Assets. Centurion hereby acknowledges, and agrees to perform in accordance with, Section 4.03(c) of the Pooling and Servicing Agreement and the related instructions of RFC III.

         (b) Notwithstanding any other provision of this Agreement, Centurion shall not be obligated to continue to sell Receivables or other Purchased Assets to RFC III to the extent that Centurion is not paid the Purchase Price therefor as provided herein.

         Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on the Purchase Price Payment Date (a "Purchase Price Adjustment") with respect to any Receivable previously conveyed to RFC III by Centurion which is reduced by Centurion or the Servicer because of a rebate, refund, or billing error to an Obligor, other than by reason of a Servicer error. The amount of such reduction shall equal the reduction in the principal balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, Centurion agrees that, on the Purchase Price Payment Date, Centurion shall pay or cause to be paid to RFC III an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price; provided, however, that if the reduction relating to such Purchase Price Adjustment also gives rise to an obligation on the part of RFC III as Transferor to make a deposit in the Special Funding Account pursuant to Section 3.09 of the Pooling and Servicing Agreement, then Centurion and RFC III hereby agree that the date that RFC III is required to make such deposit pursuant to Section 3.09 of the Pooling and Servicing Agreement shall be a Purchase Price Payment Date.

         Section 3.03. Use of Name, Logo and Marks. Centurion does hereby grant to RFC III a non-exclusive license to use the name "American Express Centurion Bank" and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of Centurion Relating to Centurion.

         (a) Representations and Warranties. Centurion hereby represents and warrants to, and agrees with, RFC III as of the Closing Date and on each Addition Date, that:

            (i) Organization and Good Standing. Centurion is a Utah industrial loan company validly existing under the laws of the State of Utah, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

            (ii) Due Qualification. Centurion is duly qualified to do business and is in good standing as a foreign corporation or other entity and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of Centurion to perform its obligations under this Agreement.

            (iii) Due Authorization. The execution and delivery by Centurion of this Agreement and any other document or instrument delivered by Centurion pursuant hereto, including any Supplemental Conveyance, to which Centurion is a party and the consummation by Centurion of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by Centurion by all necessary action on the part of Centurion.

            (iv) No Conflict or Violation. The execution and delivery by Centurion of this Agreement, the performance by Centurion of the transactions contemplated by this Agreement and the fulfillment by Centurion of the terms of this Agreement applicable to Centurion, will not conflict with or violate any Requirements of Law applicable to Centurion or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Centurion is a party or by which it or its properties are bound.

            (v) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of Centurion, threatened, against Centurion before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Centurion, would materially and adversely affect the performance by Centurion of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of Centurion, would materially and adversely affect the validity or enforceability of this Agreement.

            (vi) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Centurion in connection with the execution and delivery by Centurion of this Agreement and the performance by Centurion of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

         (b) Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to RFC III. Upon discovery by Centurion or RFC III of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery.

         Section 4.02. Representations and Warranties of Centurion Relating to the Agreement and the Receivables.

         (a) Representations and Warranties. Centurion hereby represents and warrants to RFC III as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein), and as of the related Addition Date with respect to Additional Accounts (and the Receivables arising therein), that:

            (i) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of Centurion enforceable against Centurion in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

            (ii) as of the Initial Cut-Off Date with respect to the Initial Accounts (and the Receivables arising thereunder), as of the related Addition Cut-Off Date with respect to Aggregate Addition Accounts and as of the Distribution Date immediately succeeding the Monthly Period in which New Accounts were designated with respect to such New Accounts,
      Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date;

            (iii) each Receivable conveyed to RFC III has been conveyed to RFC III free and clear of any Lien (other than any Lien for municipal or other local taxes of Centurion if such taxes are not then due and payable or if Centurion is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

            (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Centurion in connection with the conveyance of Receivables to RFC III have been duly obtained, effected or given and are in full force and effect;

            (v) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to RFC III of all right, title and interest of Centurion in the Purchased Assets, and such sale is perfected under the UCC;

            (vi) on the selection date related to its date of designation as an "Account" under the Original Pooling Agreement, with respect to each Initial Account, and on the applicable Addition Selection Date, with respect to each Additional Account, each such Account is an Eligible Account;

            (vii) on the selection date related to its date of designation as an Account, with respect to each Initial Account, and on the applicable Addition Selection Date, with respect to each Additional Account, each Receivable contained in such Account on such applicable date and sold to RFC III by Centurion is an Eligible Receivable;

            (viii) as of the date of the creation of any new Receivable sold to RFC III by Centurion, such Receivable is an Eligible Receivable; and

            (ix) no selection procedures believed by Centurion to be materially adverse to the interests of RFC III or its transferees have been used in selecting such Accounts.

         (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to RFC III. Upon discovery by either Centurion or RFC III of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery. Centurion hereby acknowledges that RFC III intends to rely on the representations hereunder in connection with representations made by RFC III to secured parties, assignees or subsequent transferees, including transfers made by RFC III to the Trustee pursuant to the Pooling and Servicing Agreement, and Centurion hereby consents to such reliance.

         Section 4.03. Representations and Warranties of RFC III. As of the Closing Date and each Addition Date, RFC III hereby represents and warrants to, and agrees with, Centurion that:

         (a) Organization and Good Standing. RFC III is a limited liability company duly formed and validly existing under the laws of the State of Delaware, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Authorization. The execution and delivery by RFC III of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which RFC III is a party, and the consummation by RFC III of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by RFC III by all necessary company action on the part of RFC III.

         (c) No Conflict or Violation. The execution and delivery by RFC III of this Agreement, the performance by RFC III of the transactions contemplated by this Agreement and the fulfillment by RFC III of the terms of this Agreement applicable to RFC III, will not conflict with or violate any Requirements of Law applicable to RFC III or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which RFC III is a party or by which it or any of its properties are bound.

         (d) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of RFC III, threatened, against RFC III, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of RFC III, would materially and adversely affect the performance by RFC III of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of RFC III, would materially and adversely affect the validity or enforceability of this Agreement.

         (e) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by RFC III in connection with the execution and delivery by RFC III of this Agreement and the performance by RFC III of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

         The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to RFC III. Upon discovery by Centurion or RFC III of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party and the Trustee within three (3) Business Days following such discovery.

                               [END OF ARTICLE IV]

                                   ARTICLE V

                                    COVENANTS

         Section 5.01. Covenants of Centurion. Centurion hereby covenants and agrees with RFC III as follows:

         (a) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, Centurion will take no action to cause any Receivable sold to RFC III hereunder to be evidenced by any instrument (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by Centurion, it shall be deemed to be a Receivable described in Subsection 6.01(a) and shall be reassigned to Centurion in accordance with Subsection 6.01(b).

         (b) Security Interests. Except for the conveyances hereunder, Centurion will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with RFC III's ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under Centurion on any Purchased Asset or any interest therein (other than any Lien for municipal or other local taxes of Centurion if such taxes are not then due and payable or if Centurion is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and Centurion shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of RFC III in, to and under the Purchased Assets against all claims of third parties claiming through or under Centurion.

         (c) Account Allocations. If a Transfer Restriction Event occurs, Centurion agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to RFC III, after the date of such Transfer Restriction Event, all Collections with respect to Principal Receivables previously sold to RFC III. To the extent that it is not clear to Centurion whether collections relate to a Receivable that was sold to RFC III or to a receivable that Centurion is unable to sell to RFC III, Centurion agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to RFC III of additional Principal Receivables, Principal Receivables sold to RFC III prior to the occurrence of the Transfer Restriction Event, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Finance Charge Receivables, and Issuer Rate Fees allocable to the foregoing shall continue to be property of RFC III available for transfer by RFC III to the Trustee pursuant to the Pooling and Servicing Agreement.

         (d) Delivery of Collections. In the event that Centurion receives Collections or any other amounts in respect of the Purchased Assets sold to RFC III hereunder, Centurion agrees to pay to RFC III (or to the Servicer or the Trustee if RFC III so directs) all such Collections and other amounts promptly after receipt thereof.

         (e) Notice of Liens. Centurion shall notify RFC III promptly after becoming aware of any Lien arising through or under Centurion on any Purchased Asset other than the conveyances hereunder.

         (f) Issuer Rate Fees. On each Distribution Date, Centurion shall pay to RFC III, in immediately available funds, the amount of Issuer Rate Fees allocable to the Receivables. Such amount of Issuer Rate Fees shall be equal to the sum of (i) the product of (A) the rate at which issuer rate fees accrued to Centurion during the second preceding Monthly Period on credit accounts owned by Centurion, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by American Express Travel Related Services Company, Inc. or any affiliate or subsidiary thereof, and all other transactions on which issuer rate fees did not accrue to Centurion, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion with respect to such Monthly Period, multiplied by (C) new Principal Receivables that arose during such Monthly Period in the Accounts that constitute credit accounts, plus (ii) the product of (A) the rate at which issuer rate fees accrued to Centurion during the second preceding Monthly Period on charge accounts or lines of credit owned by Centurion, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by American Express Travel Related Services Company, Inc. or any affiliate or subsidiary thereof, and all other transactions on which issuer rate fees did not accrue to Centurion, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion with respect to such Monthly Period, multiplied by (C) new Principal Receivables that arose during such Monthly Period in the Accounts that constitute charge accounts or lines of credit.

         (g) Documentation of Transfer. Centurion shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to RFC III.

         (h) Periodic Rate Finance Charges. Except (i) as otherwise required by any Requirements of Law or (ii) as is deemed by Centurion to be necessary in order for it to maintain its credit or charge business or a program operated by such credit or charge business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to such credit or charge business or such program, Centurion shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts if, as a result of any such action, Centurion's reasonable expectation is that such action will cause a Pay-Out Event or a Reinvestment Event to occur under the Pooling and Servicing Agreement based on the insufficiency of Portfolio Yield or any similar test. In addition, except as otherwise required by any Requirements of Law, Centurion shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts if, as a result of any such action, Centurion's reasonable expectation is that such action will cause the Portfolio Yield under the Pooling and Servicing Agreement to be less than the then-current highest Average Rate for any Group.

         (i) Account Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (h) above, Centurion may change the terms and provisions of the Account Agreements or the Credit Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by paragraph (h) above, Centurion will not take any action with respect to such Account Agreements or such Credit Guidelines which, at the time of such action, Centurion reasonably believes will have a material adverse effect on RFC III.

         (j) Name and Type and Jurisdiction of Organization. Centurion shall not change its name or its type or jurisdiction of organization without previously having delivered to RFC III an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of RFC III in the Purchased Assets.

         (k) Annual Opinion. On or before March 31st of each calendar year, commencing March 31, 2005, Centurion shall deliver to RFC III, with a copy to the Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the ownership interest of RFC III in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the ownership interest of RFC III in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

         Section 6.01. Reassignment of Ineligible Receivables.

         (a) In the event any representation or warranty under Subsection 4.02(a)(ii), (iii), (iv), (vi), (vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach RFC III is required under Subsection 2.05(a) of the Pooling and Servicing Agreement to accept reassignment of such Receivables previously sold by Centurion to RFC III pursuant to this Agreement, Centurion shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b).

         (b) Centurion shall accept reassignment of any Receivables described in Subsection 6.01(a) from RFC III on the date on which such Receivables are reassigned to RFC III pursuant to Subsection 2.05(a) of the Pooling and Servicing Agreement, and shall pay for such reassigned Receivables by paying to RFC III in immediately available funds an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, RFC III shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to Centurion, without recourse, representation or warranty, all the right, title and interest of RFC III in and to such Receivables, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by RFC III as collected in full as of the date on which they were reassigned. RFC III shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Centurion to effect the conveyance of such Receivables and other property pursuant to this Subsection.

         Section 6.02. Reassignment of Other Receivables.

         (a) In the event any representation or warranty set forth in Subsection 4.01(a) or (c) or Subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach RFC III is required under
Section 2.06 of the Pooling and Servicing Agreement to accept a reassignment of all of the Receivables previously sold by Centurion to RFC III pursuant to this Agreement, Centurion shall accept a reassignment of such Receivables on the terms and conditions set forth in Subsection 6.02(b).

         (b) Centurion shall accept reassignment of any Receivables described in Subsection 6.02(a) from RFC III on the date on which such Receivables are reassigned to RFC III, and shall pay for such reassigned Receivables by paying to RFC III, not later than 11:00 a.m., New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, RFC III shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to Centurion, without recourse, representation or warranty, all the right, title and interest of RFC III in and to such Receivables, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by RFC III as collected in full as of the date on which they were reassigned. RFC III shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Centurion to effect the conveyance of such Receivables and other property pursuant to this Section.

                               [END OF ARTICLE VI]

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         Section 7.01. Conditions to RFC III'S Obligations Regarding Initial Receivables. The obligations of RFC III to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

         (a) all representations and warranties of Centurion contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

         (b) all information concerning the Initial Accounts provided to RFC III shall be true and correct as of the Initial Cut-Off Date in all material respects;

         (c) Centurion shall have (i) delivered to RFC III a true and correct Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by Centurion on or before the Closing Date by the provisions of this Agreement;

         (d) Centurion shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from Centurion to RFC III, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to RFC III; and

         (e) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to RFC III, and RFC III shall have received from Centurion copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as RFC III may reasonably have requested.

         Section 7.02. COnditions Precedent to Centurion's Obligations. The obligations of Centurion to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

         (a) all representations and warranties of RFC III contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

         (b) payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

         (c) all company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Centurion, and Centurion shall have received from RFC III copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as Centurion may reasonably have requested.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

         Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the earlier of
(i) the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement and (ii) the Pooling and Servicing Agreement being amended for the purpose of replacing RFC III as Transferor under the Pooling and Servicing Agreement. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

         Section 8.02. Purchase Termination. If (i) Centurion shall file a petition or commence a Proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to Centurion or all or substantially all of its property, (ii) Centurion shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) Centurion shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (iv) Centurion shall make an assignment for the benefit of its creditors or (v) Centurion shall voluntarily suspend payment of its obligations (each, an "Insolvency Event"); then Centurion shall immediately cease to sell Principal Receivables to RFC III and shall promptly give notice to RFC III and the Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to RFC III of additional Principal Receivables, Principal Receivables sold to RFC III prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, Collections in respect of such Finance Charge Receivables, and Issuer Rate Fees allocable to the foregoing shall continue to be property of RFC III available for transfer by RFC III to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent that it is not clear to Centurion whether collections relate to a Receivable that was sold to RFC III or to a receivable that Centurion has not sold to RFC III, Centurion agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.01. Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by RFC III and Centurion in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless (x) Centurion and RFC III have given prior notice to the Trustee and each Rating Agency, and (y) written confirmation has been received by RFC III from each Rating Agency that such amendment will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any securities issued by the Trust; provided, further, that Centurion shall have delivered to RFC III an Officer's Certificate of Centurion, dated the date of such action, stating that Centurion reasonably believes that such action will not cause a Pay-Out Event or a Reinvestment Event. Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Rating Agency.

         Section 9.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested and postage prepaid, to (a) in the case of Centurion, American Express Centurion Bank, 4315 South 2700 West, Salt Lake City, Utah 84184, Attention: President (facsimile: 801-945-4075), (b) in the case of RFC III, American Express Receivables Financing Corporation III LLC, 4315 South 2700 West, Room 1900, 02-01-50, Salt Lake City, Utah 84184, Attention: President (facsimile:
801-945-4045) and (c) in the case of the Trustee, The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration (facsimile: 212-815-3883); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

         Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than RFC III's assignment of its right, title, and interest in, to, and under this Agreement to the Trustee as contemplated by the Pooling and Servicing Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that Centurion shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any successor by merger assuming this Agreement or (b) to any other entity; provided, further, that (x) in the case of an assignment pursuant to clauses (a) and (b), Centurion has given ten (10) days prior notice to RFC III, the Trustee and each Rating Agency, and (y) in the case of an assignment pursuant to clause (b), written confirmation has been received by RFC III and the Trustee from each Rating Agency that such assignment will not result in the reduction or withdrawal of the respective ratings of such Rating Agency for any securities issued by the Trust.

         Section 9.06. Acknowledgement and Agreement of Centurion. By execution below, Centurion expressly acknowledges and agrees that all of RFC III's right, title, and interest in, to, and under this Agreement, including all of RFC III's right, title, and interest in and to the Purchased Assets, may be assigned by RFC III to the Trustee, and Centurion consents to such assignment. Centurion further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against RFC III, due to a breach by RFC III of this Agreement or for any other reason, and notwithstanding the bankruptcy of RFC III or any other event whatsoever, Centurion's sole remedy shall be a claim against RFC III for money damages, and then only to the extent of funds available to RFC III, and in no event shall Centurion assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by the Trustee of Collections with respect to the Purchased Assets. Additionally, Centurion agrees that any amounts payable by Centurion to RFC III hereunder which are to be paid by RFC III to the Trustee or the Servicer shall be paid by Centurion directly to the Trustee or the Servicer, as applicable, as assignee of RFC III.

         Section 9.07. Further Assurances. RFC III and Centurion agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.

         Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of RFC III or Centurion, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Trustee shall be considered third-party beneficiaries of this Agreement.

         Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by RFC III to the Trustee pursuant to the Pooling and Servicing Agreement.

         Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Centurion shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause RFC III or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against RFC III or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of RFC III or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of RFC III or the Trust.

                               [END OF ARTICLE IX]

         IN WITNESS WHEREOF, RFC III and Centurion have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

                             AMERICAN EXPRESS CENTURION BANK




                             By:     /s/   L. Craig Downs
                                    ---------------------------------
                                    Name:  L. Craig Downs
                                    Title: President & Chief Operating Officer




                             AMERICAN EXPRESS RECEIVABLES
                               FINANCING CORPORATION III LLC




                             By:     /s/   L. Craig Downs
                                    ---------------------------------
                                    Name:  L. Craig Downs
                                    Title: President



Acknowledged and Accepted by:

THE BANK OF NEW YORK,
 as Trustee



By:      /s/  Catherine L. Cerilles
       ---------------------------------------------
       Name:  Catherine L. Cerilles
       Title: Assistant Vice President

                                                                       EXHIBIT A



                         FORM OF SUPPLEMENTAL CONVEYANCE

                         (As required by Section 2.02 of
                       the Receivables Purchase Agreement)


         SUPPLEMENTAL CONVEYANCE No. [___], dated as of [__________], by and between AMERICAN EXPRESS CENTURION BANK, a Utah industrial loan company (together with its permitted successors and assigns, "Centurion"), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company (together with its permitted successors and assigns, "RFC III"), pursuant to the Receivables Purchase Agreement referred to below.


                              W I T N E S S E T H:

         WHEREAS, Centurion and RFC III are parties to a Receivables Purchase Agreement, dated as of April 16, 2004 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");

         WHEREAS, pursuant to the Receivables Purchase Agreement, Centurion wishes to designate Aggregate Addition Accounts to be included as Accounts and Centurion wishes to convey its right, title and interest in the Receivables of such Aggregate Addition Accounts, whether existing on the Addition Cut-Off Date or thereafter created, to RFC III pursuant to the Receivables Purchase Agreement; and

         WHEREAS, RFC III is willing to accept such designation and conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, Centurion and RFC III hereby agree as follows:

         1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

         "Addition Date" shall mean, with respect to the Aggregate Addition Accounts, [__________].

         "Addition Cut-Off Date" shall mean, with respect to the Aggregate Addition Accounts, [----------].

         "Additional Purchased Assets" shall have the meaning set forth in Subsection 3(a).

         "Aggregate Addition Accounts" shall mean the Aggregate Addition Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on Schedule 1 hereto. [To be modified for New Accounts.]

         2. Designation of Aggregate Addition Accounts. Centurion delivers herewith an Account Schedule containing a true and complete list of the Aggregate Addition Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Receivables Purchase Agreement. [To be modified for New Accounts.]

         3. Conveyance of Receivables.

         (a) Centurion does hereby sell, transfer, assign, set over and otherwise convey to RFC III, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Aggregate Addition Accounts (including Related Accounts and Transferred Accounts with respect to such Aggregate Addition Accounts), existing at the close of business on the Addition Cut-Off Date and thereafter created, all Insurance Proceeds, Issuer Rate Fees and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof (collectively, the "Additional Purchased Assets").

         (b) In connection with such sale and if necessary, Centurion agrees to record and file, at its own expense, one or more financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Purchased Assets to RFC III, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filing to RFC III.

         (c) In connection with such sale, Centurion further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files that all Receivables created in connection with the Aggregate Addition Accounts and the related Additional Purchased Assets have been conveyed to RFC III pursuant to this Supplemental Conveyance.

         (d) The parties hereto intend that the conveyance of Centurion's right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from Centurion to RFC III. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that Centurion shall be deemed to have granted, and Centurion does hereby grant, to RFC III a first priority perfected security interest in all of Centurion's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of Centurion hereunder and under the Receivables Purchase Agreement.

         (e) To the extent that Centurion retains any interest in the Additional Purchased Assets, Centurion hereby grants to the Trustee a security interest in all of Centurion's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of Centurion hereunder, under the Receivables Purchase Agreement and under the Pooling and Servicing Agreement. With respect to such security interest and such collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement. The Trustee shall also have all of the rights of a secured creditor under the UCC.

         4. Acceptance by RFC III. RFC III hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, Centurion delivered to RFC III the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all Additional Accounts. [To be modified for New Accounts.]

         5. Representations and Warranties of Centurion. Centurion hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the Aggregate Addition Accounts.

         6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

         7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, RFC III and Centurion have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

                                          AMERICAN EXPRESS CENTURION BANK




                                          By:    _______________________________
                                                 Name:
                                                 Title:




                                          AMERICAN EXPRESS RECEIVABLES
                                            FINANCING CORPORATION III LLC



                                          By:    _______________________________
                                                 Name:
                                                 Title:




Acknowledged and Accepted by:

THE BANK OF NEW YORK,
 as Trustee



By:
       ----------------------------------------------
       Name:
       Title:

                                                                   Schedule 1 to
                                                                    Supplemental
                                                                      Conveyance



                           AGGREGATE ADDITION ACCOUNTS

                                                                      Schedule 1




                                LIST OF ACCOUNTS

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
                                                ARTICLE I
                                               DEFINITIONS

         Section 1.01.         Definitions.......................................................................1

         Section 1.02.         Other Definitional Provisions.....................................................9

                                                ARTICLE II
                                  PURCHASE AND CONVEYANCE OF RECEIVABLES

         Section 2.01.         Purchase.........................................................................10

         Section 2.02.         Addition of Accounts.............................................................11

         Section 2.03.         Removal and Deletion of Accounts.................................................13

                                               ARTICLE III
                                        CONSIDERATION AND PAYMENT

         Section 3.01.         Purchase Price...................................................................14

         Section 3.02.         Adjustments to Purchase Price....................................................14

         Section 3.03.         Use of Name, Logo and Marks......................................................14

                                                ARTICLE IV
                                      REPRESENTATIONS AND WARRANTIES

         Section 4.01.         Representations and Warranties of Centurion Relating to Centurion................15

         Section 4.02.         Representations and Warranties of Centurion Relating to the Agreement and
                               the Receivables..................................................................16

         Section 4.03.         Representations and Warranties of RFC III........................................17

                                                ARTICLE V
                                                COVENANTS

         Section 5.01.         Covenants of Centurion...........................................................19

                                               ARTICLE VI
                                          REPURCHASE OBLIGATION

         Section 6.01.         Reassignment of Ineligible Receivables...........................................22

         Section 6.02.         Reassignment of Other Receivables................................................22

                                               ARTICLE VII
                                           CONDITIONS PRECEDENT

         Section 7.01.         Conditions to RFC III's Obligations Regarding Initial Receivables................24

         Section 7.02.         Conditions Precedent to Centurion's Obligations..................................24


                                TABLE OF CONTENTS

                                   continued

                                                                                                              Page
                                                                                                              ----
                                               ARTICLE VIII
                                      TERM AND PURCHASE TERMINATION

         Section 8.01.         Term.............................................................................26

         Section 8.02.         Purchase Termination.............................................................26

                                                ARTICLE IX
                                         MISCELLANEOUS PROVISIONS

         Section 9.01.         Amendment........................................................................27

         Section 9.02.         Governing Law....................................................................27

         Section 9.03.         Notices..........................................................................27

         Section 9.04.         Severability of Provisions.......................................................27

         Section 9.05.         Assignment.......................................................................27

         Section 9.06.         Acknowledgement and Agreement of Centurion.......................................28

         Section 9.07.         Further Assurances...............................................................28

         Section 9.08.         No Waiver; Cumulative Remedies...................................................28

         Section 9.09.         Counterparts.....................................................................28

         Section 9.10.         Binding; Third-Party Beneficiaries...............................................28

         Section 9.11.         Merger and Integration...........................................................28

         Section 9.12.         Headings.........................................................................28

         Section 9.13.         Schedules and Exhibits...........................................................29

         Section 9.14.         Survival of Representations and Warranties.......................................29

         Section 9.15.         Nonpetition Covenant.............................................................29


                  EXHIBIT A: FORM OF SUPPLEMENTAL CONVEYANCE...................................................A-1

                  SCHEDULE 1: LIST OF ACCOUNTS.................................................................I-1


                                       ii